UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2003

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Circle Star Way, San Carlos, California		94070-6200
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (650) 701-4000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events and Regulation FD Disclosure.

On January 16, 2003, Liberate Technologies announced that it had received notice from The Nasdaq Stock Market (“Nasdaq”) that its stock would be delisted from the Nasdaq National Market effective Friday January 17, 2003.

Liberate intends to appeal Nasdaq’s decision to the Nasdaq Listing and Hearing Review Council (the “Council”), but this appeal will not stay delisting and Liberate cannot predict whether or not the Council will modify or reverse Nasdaq’s decision.

Liberate’s press release dated January 16, 2003 regarding these matters is attached as Exhibit 99.1 hereto and incorporated by reference herein.

This report on Form 8-K contains a forward-looking statement about Liberate’s intent to appeal Nasdaq’s delisting decision to the Council, which involves risks and uncertainties.  The Council may deny Liberate’s appeal of Nasdaq’s decision to delist Liberate’s common stock.  Independent of the Council’s decision, Liberate may not be able to satisfy the requirements for relisting on Nasdaq and may not become eligible to trade on the OTC Bulletin Board.  The delisting of Liberate’s stock may have a material adverse effect on its business and operations, and is expected to have a material adverse effect on Liberate’s stock price and trading volume.

Item 7. Exhibits

Exhibit
Number	Description
99.1	Press release, dated January 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: January 17, 2003	By:	/s/ KENT WALKER
	Name:	Kent Walker
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated January 16, 2003.